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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            FELCOR SUITE HOTELS, INC.
             (Exact name of Registrant as specified in its charter)

              MARYLAND                                 75-2541756
      (State of Incorporation                       (I.R.S. Employer
           or Organization)                        Identification No.)


                         545 EAST JOHN CARPENTER FREEWAY
                                   SUITE 1300
                                 IRVING, TEXAS                  75062
                   (Address of Principal Executive Offices)  (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on
         to be so registered                   which each class is to be
       DEPOSITARY SHARES, EACH                      registered
        REPRESENTING 1/100TH
     FRACTIONAL INTEREST IN ONE             NEW YORK STOCK EXCHANGE, INC.
        SHARE OF 9% SERIES B
  CUMULATIVE REDEEMABLE PREFERRED
              STOCK,
          $.01 PAR VALUE



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

           Securities Act registration statement file number to which this form relates: 333-46357

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is made to the Registration Statement No. 333-46357 under the Securities Act of 1933 on Form S-3 of FelCor Suite Hotels, Inc., as amended (the "Registration Statement"), and the Prospectus and Prospectus Supplement included therein. The discussion and information set forth under the following captions of the Registration Statement are incorporated herein by reference in response to this Item 1: "DESCRIPTION OF SERIES B PREFERRED STOCK AND DEPOSITARY SHARES" in the Prospectus Supplement, and "DESCRIPTION OF DEPOSITARY SHARES" in the Prospectus.

ITEM 2.           EXHIBITS.

Pursuant to the requirements of Instruction II to Item 2 of the General Instructions as to the use of Form 8-A for registration of securities pursuant to Section 12(b) of the Act, the following exhibits will be filed with each copy of this registration statement filed with The New York Stock Exchange:

         1. Form of Depositary Receipt representing Depositary Shares of FelCor Suite Hotels, Inc.; and

         2. 1997 Annual Report of FelCor Suite Hotels, Inc. for the year ended December 31, 1997, the last annual report submitted to shareholders of FelCor Suite Hotels, Inc.


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Date: May 5, 1998.

                                FELCOR SUITE HOTELS, INC.



                                BY: /s/ LAWRENCE D. ROBINSON
                                   --------------------------------------------
                                NAME:   Lawrence D. Robinson
                                     ------------------------------------------
                                TITLE:  Senior Vice President & General Counsel
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